Exhibit 99.1
For additional information contact: Arthur Dague
                                    (203) 329-5094
                                    adague@czn.com

                CITIZENS UTILITIES ANNOUNCES 1997 SECOND-QUARTER
                              AND SIX-MONTH RESULTS

         Stamford,  Connecticut,  August 7,  1997 --  Citizens  Utilities'  vice
         ----------------------------------------
president and treasurer, Robert J. DeSantis, announced today that earnings and earnings per share for the three months and six months ended June 30, 1997 were impacted by the company's telecommunications expansion strategy, which has recently been modified, and by $135 million of non-recurring after-tax charges. Mr. DeSantis explained that actions taken by Citizens in connection with the modification of its telecommunications strategy have already reduced expenses and improved earnings and earnings per share performance and will continue to do so in the second half of this year.
         Mr. DeSantis said that the actions already taken include a restructuring expected to reduce operating expenses by approximately $70 million annually and a significant $175 million reduction to the company's 1997 capital expenditure program.
         Mr. DeSantis explained that the operating expense savings associated with the restructuring, which primarily affects the company's Communications Sector, relate to workforce and benefit reductions, call center consolidations, sales office closings and a reconfiguration of the company's network cost structure through new carrier contracts and network design.
         The capital expenditure reductions primarily affect the company's Communications Sector resulting from a reconsideration of expenditure levels due to the curtailment of certain long distance service operations and recent FCC orders.
                                   (more)
Page Two

         Mr. DeSantis reported that for the three months ended June 30, 1997, the company's net income, excluding non-recurring charges, was $11.6 million. Including the charges, the company incurred a loss of $123.6 million. Earnings per share, excluding the charges, were 5 cents. Including the charges, the company's per share loss was 51 cents.
         For the six months ended June 30, 1997, net income, excluding non-recurring charges, was $41.8 million. Including the charges, the company incurred a loss of $93.4 million. Earnings per share, excluding the charges, was 17 cents. Including the charges, the company's per share loss was 39 cents.
         Mr. DeSantis summarized the $197.3 million of non-recurring charges as follows: $34.6 million for curtailment of certain long distance service operations; $36.9 million for benefit plan curtailments and related regulatory assets no longer deemed recoverable; $63.8 million for telecommunications information systems and software; $45 million for regulatory commission orders issued in the second quarter; and $17 million for other miscellaneous items.
         "Although earnings performance for the first half of 1997 was affected by the company's expansion of long distance service into adjacent markets and by non-recurring charges, the actions we commenced in the second quarter to reduce expenses and improve earnings had a positive effect on the company's results for the month of June," said Mr. DeSantis. "Based on improved operating income trends experienced by our Communications Sector in the months of June and July, the actions we have taken have already benefited Citizens' financial performance and will become apparent to investors beginning with the company's third-quarter financial results," Mr. DeSantis added. "It is management's expectation that these upward trends will continue in both the third and fourth quarters of 1997 and beyond."
         Additionally, Mr. DeSantis reiterated the company's intention to monetize the value of its subsidiary, Electric Lightwave, Inc., through an equity sale. Mr. DeSantis stated that "our expectation is that this will be accomplished before year end and will not only generate significant capital expenditure funding but also a non-recurring gain to offset the non-recurring charge taken in the second quarter."
                                   (more)
Page Three

         Citizens Utilities (NYSE: CZNA, CZNB, CZNPr) provides telecommunications and public utility services to approximately 1.6 million customers in 20 states. Citizens Communications is an integrated communications providers offering local telephone, long distance, cellular, paging, Internet, network sales and other telecommunications products and services. Citizens also has investments in Centennial Cellular Corp. (NASDAQ: CYCL) and Hungarian Telephone and Cable Corp. (ASE: HTC) and owns Electric Lightwave, Inc., a leading competitive provider of communications services for business and long distance carriers in the western United States.
         For more information about Citizens, please visit our web site at http://www.czn.net.

         This press release contains forward-looking statements relating to future expenses, capital expenditures, revenues, charges and earnings. These statements may differ from actual future results due to, but not limited to, the actual effects of the restructuring, reduction in capital expenditures and other actions described herein, changes in the local and overall economy, the nature and pace of technological change, the number and effectiveness of competitors in the company's markets, success in marketing and selling expenditures and efforts, weather conditions, changes in legal and regulatory policy, name recognition, and the mix of products and services offered in the company's target markets. Investors may wish to consider these important factors in evaluating any statements herein.




                                                               (table follows)

Page Four

                             Citizens Utilities Company and Subsidiaries
                                     Consolidated Financial Data
                                             (unaudited)

                                                                         For the quarter             For the six
                                                                                 ended                  months ended
                                                                                June 30,                  June 30,
                                                                   -----------------------------------------------------------------

(Dollars in thousands)                                                   1997              1996             1997               1996
                                                                   -----------------------------------------------------------------

Income Statement Data(1)
Revenues                                                         $   326,908       $   318,127      $    699,400        $    647,265

Natural gas, electric energy and fuel oil purchased                   42,590            50,618           123,349             118,979

Sales and marketing expenses                                          16,571            12,212            30,705              17,548

Network expenses                                                      28,110            14,360            57,204              22,139

Depreciation and amortization                                         58,013            47,199           114,579              94,229

Other operating expenses                                             148,655           119,656           278,513             249,296

Operating income                                                      32,969            74,082            95,050             145,074

Non-recurring charges                                                191,090                --           191,090                  --

Operating income/(loss) including non-recurring charges             (158,121)            74,082          (96,040)            145,074

Investment and other income                                           11,327            17,776            23,611              28,823

Interest expense                                                      26,950            22,644            53,966              44,647

Other non-recurring charges                                            6,230                --             6,230                  --

Income taxes                                                         (57,949)            21,584          (42,322)             41,511

Convertible preferred dividends                                        1,552             1,379             3,104               2,632

Net income /(loss)                                                  (123,577)            46,251          (93,407)             85,107
Net income excluding non-recurring charges                            11,587            46,251            41,757              85,107



Earnings/(loss) per share  (2)                                     $    (.51)        $     .19          $  (.39)             $   .35

Earnings per share excluding non-recurring charges                 $     .05         $     .19          $   .17              $   .35

Weighted average shares outstanding (2)                              243,708           246,676           242,133             245,225




(1) In the second quarter of 1997, the company recorded certain charges to earnings totaling approximately $197 million. The charges relate to curtailment of certain long distance service operations, benefit plan curtailments and related regulatory assets no longer deemed recoverable, telecommunications information systems and software, regulatory commission orders issued in the second quarter and other miscellaneous items.

(2)  Adjusted for subsequent stock dividends.